PRESS RELEASE	EXHIBIT 99.1

AST SpaceMobile Provides Business Update and First Quarter 2026 Results

Network deployment continues with next orbital launch in mid-June with BlueBird 8, BlueBird 9 and BlueBird 10 on a Falcon 9 launch vehicle

Vertical integration reaching scale with BlueBird 11 through BlueBird 33 in advanced stages of production and assembly

Achieved 98.9 Mbps peak data speeds using in-orbit Block 1 BlueBird satellite over international waters

FCC authorizes commercial SpaceMobile Service in the United States with grant of Supplemental Coverage from Space for direct-to-device broadband connectivity

MIDLAND, Texas, May 11, 2026 – AST SpaceMobile, Inc. (“AST SpaceMobile”) (NASDAQ: ASTS), the company building the first and only space-based cellular broadband network accessible directly by everyday smartphones, and designed for both commercial and government applications, is providing its business update and results for the first quarter ended March 31, 2026.

“AST SpaceMobile is accelerating manufacturing, regulatory progress, commercial partnerships, and government programs, furthering our position as the only technology positioned to capture the massive direct to device broadband opportunity in full,” commented Abel Avellan, AST SpaceMobile’s Chairman and Chief Executive Officer. “BlueBird 8, BlueBird 9, and BlueBird 10 will be launched into low Earth orbit in mid-June and we are in advanced stages of production and assembly of BlueBird 11 through BlueBird 33.”

“Our network deployment for 2026 is targeting approximately 45 satellites in orbit, supported by our manufacturing cadence and multi-partner launch strategy” added Avellan. “We have a robust global spectrum portfolio, the industry’s largest global commercial ecosystem, and a fortress balance sheet, positioning us for success as we create the space-based cellular broadband market.”

Business Update

•
Network deployment targeting approximately 45 BlueBird satellites in orbit during 2026, supported by our manufacturing cadence and agreements with multiple launch providers, including Blue Origin, SpaceX, and others
o
BlueBird 8, BlueBird 9, and BlueBird 10 on track for delivery to Cape Canaveral and an expected orbital launch in mid-June on a Falcon 9 launch vehicle
o
Vertically integrated production, supported by over 500,000 sq ft of manufacturing and operations space, is reaching scale with BlueBird 11 through BlueBird 33 in advanced stages of production and assembly and phased arrays completed through BlueBird 28
o
BlueBird 6 continues to operate as expected following successful deployment of the largest-ever phased array in low Earth orbit
•
Continued momentum of network deployment and commercialization efforts across partner ecosystem ahead of scaled commercial service activation, beginning with scaled ground integration efforts in the United States, Canada, United Kingdom, India, Brazil, Spain, Germany, France, Romania, Saudi Arabia, Japan, New Zealand, the Philippines, Cote d’Ivoire, Kenya, Nigeria, and Senegal, targeting a combined population of 2.9 billion people
o
FCC grant of Supplemental Coverage from Space authorizes provision of commercial SpaceMobile Service in the United States for direct-to-device broadband connectivity leveraging a network of up to 248 satellites
o
Commercial partner ecosystem continues to expand through agreements with Telus in Canada in addition to existing partner Bell Canada and Axian Telecom in Africa, in addition to existing partners Vodacom, Orange and MTN – totaling nearly 60 global mobile network operator partners who cover over 3 billion subscribers
•
New record achieved with 98.9 Mbps peak data speeds from in-orbit Block 1 BlueBird satellite directly to an unmodified smartphone over international waters
o
Block 2 BlueBird satellite in orbit today is expected to nearly double the peak data speeds recently achieved using our on-orbit Block 1 BlueBird satellites
o
Developing AI edge computing and AI spectrum management features for on-orbit capabilities, with BlueBird integration targeted by year-end
•
On track to achieve full year 2026 revenue guidance of $150.0 million to $200.0 million, primarily driven by mobile network partners and the U.S. Government
o
First quarter revenue was $14.7 million, consistent with plans for quarterly revenue ramp during 2026
o
Approximately half of the full year 2026 revenue guidance is expected to be achieved from existing contracted revenue backlog
o
Won three new awards since March 2026 with the U.S. Government, through prime contractors, as a result of successful on-orbit milestone activities
•
Company has the key assets – intellectual property, partnerships, balance sheet cash, access to shared MNO and MSS spectrum, over 500,000 square feet of manufacturing and operations space globally – to build and launch over 100 BlueBird satellites to enable global coverage of SpaceMobile Service
o
Dedicated micron production facility in Texas is now fully operational, with capacity to support over 10 satellites’ worth of microns per month
o
Innovative technology backed by shared MNO spectrum, controlled MSS spectrum, and IP with approximately 3,900 patent and patent pending claims
o
Robust balance sheet with approximately $3.5 billion in cash, cash equivalents, and restricted cash as of March 31, 2026

First Quarter 2026 Financial Highlights

•
First quarter revenue of $14.7 million driven by gateway deliveries and U.S. Government milestones met
•
Total operating expenses for the first quarter of 2026 were $164.1 million, including $73.0 million of depreciation and amortization and stock-based compensation expense. This represents an increase of $37.5 million as compared to $126.6 million in the fourth quarter of 2025 due to a $37.9 million increase in engineering services costs, a $17.4 million increase in general and administrative costs, and a $1.9 million increase in depreciation and amortization expense, partially offset by a $17.8 million decrease in cost of revenues mainly attributable to decreased volume of gateway deliveries and a $1.9 million decrease in research and development costs
•
Adjusted operating expenses(1) for the first quarter of 2026 were $91.2 million, a decrease of $4.5 million as compared to $95.7 million in the fourth quarter of 2025 due to a $17.6 million decrease in Adjusted cost of revenues(1) and a $1.9 million decrease in research and development costs, partially offset by a $9.2 million increase in Adjusted engineering services costs(1) and a $5.8 million increase in Adjusted general and administrative costs(1). Our Adjusted operating expenses, excluding Adjusted cost of revenues(1) for the first quarter of 2026 was $79.8 million, compared to $66.8 million in the fourth quarter of 2025
•
As of March 31, 2026, we had cash, cash equivalents, and restricted cash of approximately $3.5 billion
•
As of March 31, 2026, we had incurred approximately $1.8 billion of gross capitalized property and equipment costs and accumulated depreciation and amortization of $191.0 million. The capitalized costs include costs of satellite materials for BlueBird satellites, advance launch payments, capital advances, Block 1 and BlueWalker 3 satellites, assembly and integration facilities including assembly and test equipment, and ground antennas

(1) See “Non-GAAP Financial Measures” below for additional information. See reconciliation of Adjusted operating expenses to Total operating expenses; Adjusted cost of revenues to Cost of revenues; Adjusted engineering services costs to Engineering services costs; Adjusted general and administrative costs to General and administrative costs; and Adjusted operating expenses, excluding Adjusted cost of revenues to Total operating expenses in the tables accompanying this press release.

Non-GAAP Financial Measures

We refer to certain non-GAAP financial measures in this press release, including Adjusted operating expenses; Adjusted cost of revenues; Adjusted engineering services costs; Adjusted general and administrative costs; and Adjusted operating expenses, excluding Adjusted cost of revenues. We believe these non-GAAP financial measures are useful measures across time in evaluating our operating performance as we use these measures to manage the business, including in preparing our annual operating budget and financial projections. These non-GAAP financial measures have no standardized meaning prescribed by U.S. GAAP, and therefore have limits in their usefulness to investors. Because of the non-standardized definitions, these measures may not be comparable to the calculation of similar measures of other companies and are presented solely to provide investors with useful information to more fully understand how management assesses performance. These measures are not, and should not be viewed as, a substitute for their most directly comparable GAAP measures. Reconciliation of non-GAAP financial measures and the most directly comparable GAAP financial measures are included in the tables accompanying this press release.

Conference Call Information

AST SpaceMobile will hold a quarterly business update conference call at 5:00 p.m. (Eastern Time) on Monday, May 11, 2026. The call will be accessible via a live webcast on the Events page of AST SpaceMobile’s Investor Relations website at https://ast-science.com/investors/. An archive of the webcast will be available shortly after the call.

About AST SpaceMobile

AST SpaceMobile is building the first and only global cellular broadband network in space to operate directly with standard, unmodified mobile devices based on our extensive IP and patent portfolio, and designed for both commercial and government applications. Our engineers and space scientists are on a mission to eliminate the connectivity gaps faced by today’s five billion mobile subscribers and finally bring broadband to the billions who remain unconnected. For more information, follow AST SpaceMobile on YouTube, X (Formerly Twitter), LinkedIn and Facebook. Watch this video for an overview of the SpaceMobile mission.

Forward-Looking Statements

This communication contains “forward-looking statements” that are not historical facts, and involve risks and uncertainties that could cause actual results of AST SpaceMobile to differ materially from those expected and projected. These forward-looking statements can be identified by the use of forward-looking terminology, including the words “believes,” “estimates,” “anticipates,” “expects,” “intends,” “plans,” “may,” “will,” “would,” “potential,” “projects,” “predicts,” “continue,” or “should,” or, in each case, their negative or other variations or comparable terminology. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside AST SpaceMobile’s control and are difficult to predict.

Factors that could cause such differences include, but are not limited to: (i) expectations regarding AST SpaceMobile’s strategies and future financial performance, including AST’s future business plans or objectives, expected functionality of the SpaceMobile Service, anticipated timing of the launch of the Block 2 BlueBird satellites, anticipated demand and acceptance of mobile satellite services, prospective performance and commercial opportunities and competitors, the timing of obtaining regulatory approvals, ability to finance its research and development activities, commercial partnership acquisition and retention, products and services, pricing, marketing plans, operating expenses, market trends, revenues, liquidity, cash flows and uses of cash, capital expenditures, and AST SpaceMobile’s ability to invest in growth initiatives; (ii) the negotiation of definitive agreements with mobile network operators relating to the SpaceMobile Service that would supersede preliminary agreements and memoranda of understanding and the ability to enter into commercial agreements with other parties or government entities; (iii) the ability of AST SpaceMobile to grow and manage growth profitably and retain its key employees and AST SpaceMobile’s responses to actions of its competitors and its ability to effectively compete; (iv) changes in applicable laws or regulations; (v) the possibility that AST SpaceMobile may be adversely affected by other economic, business, and/or competitive factors; (vi) the outcome of any legal proceedings that may be instituted against AST SpaceMobile; and (vii) other risks and uncertainties indicated in the Company’s filings with the Securities and Exchange Commission (“SEC”), including those in the Risk Factors section of AST SpaceMobile’s Form 10-K filed with the SEC on March 2, 2026.

AST SpaceMobile cautions that the foregoing list of factors is not exclusive. AST SpaceMobile cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. For information identifying important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements, please refer to the Risk Factors in AST SpaceMobile’s Form 10-K filed with the SEC on March 2, 2026. AST SpaceMobile’s securities filings can be accessed on the EDGAR section of the SEC’s website at www.sec.gov. Except as expressly required by applicable securities law, AST SpaceMobile disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

Investor Contact:

investors@ast-science.com

Media Contact:

Allison Worldwide

ASTSpaceMobile@allisonpr.com

First Quarter 2026 Financial Results

AST SPACEMOBILE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(Dollars in thousands, except share data)

	As of
	March 31, 2026	December 31, 2025

ASSETS
Current assets:
Cash and cash equivalents	$3,029,591	$2,335,683
Restricted cash	873	877
Accounts receivable, net (includes related party accounts receivable of $10,095 and $2,091 at March 31, 2026 and December 31, 2025, respectively)	27,453	37,726
Inventory	16,756	12,007
Prepaid expenses	10,673	11,955
Other current assets	67,253	60,264
Total current assets	3,152,599	2,458,512

Non-current assets:
Restricted cash	428,400	443,400
Property and equipment, net	1,638,262	1,398,761
Intangible assets, net	267,693	245,093
Operating lease right-of-use assets, net	19,316	19,420
Other non-current assets (includes related party loan receivable of $18,481 and $18,187 at March 31, 2026 and December 31, 2025, respectively)	544,871	449,201
TOTAL ASSETS	$6,051,141	$5,014,387

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$60,850	$46,763
Accrued expenses and other current liabilities	72,715	69,246
Current contract liabilities	25,861	19,887
Current operating lease liabilities	3,038	2,449
Current portion of long-term debt	8,236	11,999
Total current liabilities	170,700	150,344

Non-current liabilities:
Warrant liabilities	-	7,471
Non-current operating lease liabilities	16,838	17,479
Non-current contract liabilities	207,093	207,093
Long-term debt, net	2,963,296	2,207,583
Other non-current liabilities	32,386	32,092
Total liabilities	3,390,313	2,622,062

Commitments and contingencies

Stockholders' Equity:
Class A Common Stock, $.0001 par value; 800,000,000 shares authorized; 298,454,029 and 285,449,911 shares issued and outstanding as of March 31, 2026 and December 31, 2025, respectively.	27	27
Class B Common Stock, $.0001 par value; 200,000,000 shares authorized; 11,215,111 and 11,227,292 shares issued and outstanding as of March 31, 2026 and December 31, 2025, respectively.	3	4
Class C Common Stock, $.0001 par value; 125,000,000 shares authorized; 78,163,078 shares issued and outstanding as of March 31, 2026 and December 31, 2025, respectively.	8	8
Additional paid-in capital	3,100,929	2,671,770
Accumulated other comprehensive income	1,105	1,351
Accumulated deficit	(1,022,697)	(831,685)
Noncontrolling interest	581,453	550,850
Total stockholders' equity	2,660,828	2,392,325

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$6,051,141	$5,014,387

AST SPACEMOBILE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(Dollars in thousands, except share and per share data)

	For the Three Months ended March 31,
	2026	2025

Revenues:
Products revenues (includes related party revenues of $7,852 and $0 for the three months ended March 31, 2026 and 2025, respectively)	$13,406	$375
Services revenues	1,329	343
Total revenues	14,735	718

Operating expenses:
Cost of revenues (exclusive of items shown separately below)
Cost of revenues - products (includes related party cost of revenues of $4,870 and $0 for the three months ended March 31, 2026 and 2025, respectively)	11,063	-
Cost of revenues - services	586	-
Engineering services costs	84,097	27,204
General and administrative costs	43,657	18,384
Research and development costs	7,129	7,135
Depreciation and amortization	17,615	10,958
Total operating expenses	164,147	63,681

Other (expense) income:
Loss on remeasurement of warrant liabilities	(1,174)	(3,206)
Interest expense	(24,278)	(4,736)
Interest income	26,998	8,196
Other (expense) income, net	(100,546)	(751)
Total other (expense) income, net	(99,000)	(497)

Loss before income tax expense	(248,412)	(63,460)
Income tax expense	(1,169)	(168)
Net loss before allocation to noncontrolling interest	(249,581)	(63,628)

Net loss attributable to noncontrolling interest	(58,569)	(17,922)
Net loss attributable to common stockholders	$(191,012)	$(45,706)
Net loss per share attributable to holders of Class A Common Stock
Basic and diluted	$(0.66)	$(0.20)
Weighted-average number of shares
Basic and diluted	290,689,457	223,974,396

AST SPACEMOBILE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS (UNAUDITED)

(Dollars in thousands)

	For the Three Months ended March 31,
	2026	2025

Net loss before allocation to noncontrolling interest	$(249,581)	$(63,628)
Other comprehensive (loss) income
Foreign currency translation adjustments	(368)	382
Total other comprehensive (loss) income	(368)	382
Total comprehensive loss before allocation to noncontrolling interest	(249,949)	(63,246)
Comprehensive loss attributable to noncontrolling interest	(58,691)	(17,814)
Comprehensive loss attributable to common stockholders	$(191,258)	$(45,432)

AST SPACEMOBILE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(Dollars in thousands)

	For the Three Months ended March 31,
	2026	2025
Cash flows from operating activities:
Net loss before allocation to noncontrolling interest	$(249,581)	$(63,628)
Adjustments to reconcile net loss before noncontrolling interest to cash used in operating activities:
Depreciation and amortization	17,615	10,958
Amortization of debt issuance costs	2,046	309
Amortization of debt commitment fee	2,200	-
Write off of unamortized debt issuance costs	63	-
Loss on disposal of property and equipment	1,842	-
Induced conversion expense on convertible notes	88,654	-
Loss on remeasurement of warrant liabilities	1,174	3,206
Stock-based compensation	55,353	7,826
Non-cash interest expense	698	497
Non-cash interest income	(301)	-
Loss from equity method investment	4,908	-
Changes in operating assets and liabilities:
Accounts receivable	10,273	1,275
Prepaid expenses and other current assets	(5,816)	9,345
Inventory	(4,749)	(9)
Accounts payable and accrued expenses	24,048	715
Contract liabilities	5,974	(210)
Other assets and liabilities	(2,459)	1,170
Net cash used in operating activities	(48,058)	(28,546)

Cash flows from investing activities:
Purchase of property and equipment	(261,599)	(120,456)
Capital advances to Ligado	(100,000)	-
Purchase of spectrum intangibles	(17,664)	-
Net cash used in investing activities	(379,263)	(120,456)

Cash flows from financing activities:
Proceeds from debt	1,060,608	449,248
Repayments of debt	(18,213)	(65)
Payment for debt issuance costs	(3,070)	(6,400)
Proceeds from issuance of common stock	80,723	56,265
Payments for third party equity issuance costs	(458)	(1,463)
Issuance of equity under employee stock plan	2,499	4,181
Employee taxes paid for stock-based compensation awards	(20,070)	(1,373)
Purchase of capped call transactions	-	(44,528)
Proceeds from share issuances to repurchase 2032 4.25% Convertible Notes	180,537	-
Payments for repurchase of 2032 4.25% Convertible Notes	(180,537)	-
Proceeds from share issuances to repurchase 2032 2.375% Convertible Notes	433,739	-
Payments for repurchase of 2032 2.375% Convertible Notes	(430,424)	-
Net cash provided by financing activities	1,105,334	455,865

Effect of exchange rate changes on cash, cash equivalents and restricted cash	891	61

Net increase in cash, cash equivalents and restricted cash	678,904	306,924
Cash, cash equivalents and restricted cash, beginning of period	2,779,960	567,534
Cash, cash equivalents and restricted cash, end of period	$3,458,864	$874,458

Supplemental disclosure of cash flow information:
Non-cash activities
Right-of-use assets obtained in exchange for operating lease liabilities	$310	$-
Non-cash investing and financing activities:
Purchases of property and equipment in accounts payable and accrued expenses	$55,161	$12,906
PIK interest paid through issuance of PIK notes	-	497
Convertible notes settled by issuance of Class A Common Stock	-	139,620
Spectrum intangibles acquisition costs accrued or paid by issuance of shares	10,575	-
Settlement of warrant liabilities by issuing shares	8,645	-
Cash paid for:
Interest	$10,650	$3,887
Income taxes, net	1,016	700

AST SPACEMOBILE, INC.

RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED MEASURES (UNAUDITED)

(Dollars in thousands)

	For the Three Months Ended March 31, 2026
	GAAP Reported	Stock-Based Compensation Expense	Adjusted
Cost of revenues (exclusive of items shown below)	$11,649	$(266)	$11,383
Engineering services costs	84,097	$(39,209)	44,888
General and administrative costs	43,657	(15,878)	27,779
Research and development costs	7,129		7,129
Depreciation and amortization	17,615		17,615
Total operating expenses	$164,147	$(55,353)	$108,794
Less: Depreciation and amortization			(17,615)
Adjusted operating expenses			91,179
Less: Adjusted cost of revenues			(11,383)
Adjusted operating expenses, excluding Adjusted cost of revenues			$79,796

	For the Three Months Ended December 31, 2025
	GAAP Reported	Stock-Based Compensation Expense	Adjusted
Cost of revenues (exclusive of items shown below)	$29,413	$(459)	$28,954
Engineering services costs	46,164	(10,428)	35,736
General and administrative costs	26,231	(4,265)	21,966
Research and development costs	9,057		9,057
Depreciation and amortization	15,717		15,717
Total operating expenses	$126,582	$(15,152)	$111,430
Less: Depreciation and amortization			(15,717)
Adjusted operating expenses			95,713
Less: Adjusted cost of revenues			(28,954)
Adjusted operating expenses, excluding Adjusted cost of revenues			$66,759

Adjusted operating expenses; Adjusted cost of revenues; Adjusted engineering services costs; Adjusted general and administrative costs; and Adjusted operating expenses, excluding Adjusted cost of revenues are alternative financial measures used by management to evaluate our operating performance as a supplement to our most directly comparable U.S. GAAP financial measure. We define Adjusted operating expenses as Total operating expenses adjusted to exclude amounts of stock-based compensation expense and depreciation and amortization expense. We define Adjusted cost of revenues, Adjusted engineering services costs, and Adjusted general and administrative costs, as cost of revenues, engineering services costs, and general and administrative costs, respectively, adjusted to exclude stock-based compensation expenses. We define Adjusted operating expenses, excluding Adjusted cost of revenues as Total operating expenses adjusted to exclude amounts of stock-based compensation expense, depreciation and amortization expense, and Adjusted cost of revenues.

We believe Adjusted operating expenses; Adjusted cost of revenues; Adjusted engineering services costs; Adjusted general and administrative costs; and Adjusted operating expenses, excluding Adjusted cost of revenues are useful measures across time in evaluating our operating performance as we use these measures to manage the business, including in preparing our annual operating budget and financial projections. Adjusted operating expenses; Adjusted cost of revenues; Adjusted engineering services costs; Adjusted general and administrative costs; and Adjusted operating expenses, excluding Adjusted cost of revenues are non-GAAP financial measures that have no standardized meaning prescribed by U.S. GAAP, and therefore have limits in their usefulness to investors. Because of the non-standardized definitions, these measures may not be comparable to the calculation of similar measures of other companies and are presented solely to provide investors with useful information to more fully understand how management assesses performance. These measures are not, and should not be viewed as, a substitute for their most directly comparable GAAP measure of Total operating expenses, Cost of revenues, Engineering services costs, and General and administrative costs.